UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 17, 2021

ALLOVIR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39409	83-1971007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

139 Main Street, Suite 500 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 433-2605

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 Par Value	ALVR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2021, the Board of Directors (the “Board”) of AlloVir, Inc., a Delaware corporation (the “Company”), appointed Diana M. Brainard, M.D., as the Company’s Chief Executive Officer and principal executive officer, effective May 17, 2021 (the “Commencement Date”). Dr. Brainard will remain a director of the Company following the Commencement Date.

Dr. Brainard has served on the Board since April 2019, initially as a Board observer, and as an independent director since July 2020. Prior to joining the Company, Dr. Brainard has served as Senior Vice President and Virology Therapeutic Area Head at Gilead Sciences, Inc. since 2018, where she was previously Vice President of Liver Diseases from 2015 to 2018. Prior to Gilead, Dr. Brainard worked for Merck in early drug development both in clinical pharmacology and as the Infectious Diseases Lead in translational medicine. Dr. Brainard obtained her Bachelor of Arts degree from Brown University and her M.D. from Tulane University School of Medicine.

Dr. Brainard’s employment agreement with the Company provides for “at will” employment beginning on the Commencement Date. Pursuant to the terms of her employment agreement, Dr. Brainard is entitled to an annual base salary of $584,000 and is eligible for annual cash bonus targeted at 60% of her base salary. Pursuant to the terms of her employment agreement, contingent upon her commencement of employment of the Company on the Commencement Date and effective as of such Commencement Date (such date, the “Grant Date”), pursuant to the terms of the Company’s 2020 Stock Option and Incentive Plan, Dr. Brainard will be granted a stock option (the “Time-Based Option”) to purchase 500,000 shares of the Company’s common stock (“Common Stock”), 30,000 restricted stock units (the “Sign-On RSU Award”) and 170,000 restricted stock units (“the “Time-Based RSU Award”). The Time-Based Option has a ten-year term and vests over four years with 25% of the shares of Common Stock subject to the Time-Based Option vesting one year after the Grant Date and the remainder of the shares of Common Stock subject to the Time-Based Option vesting quarterly thereafter. The exercise price for each share of Common Stock subject to the Time-Based Option will be equal to the closing trading price of a share of Common Stock on the Grant Date. The Sign-On RSU Award vests one year after the Grant Date, and the Time-Based RSU Award vests over four years with 25% of the shares of Common Stock subject to the Time-Based RSU Award vesting one year after the Grant Date and the remainder of the shares of Common Stock subject to the Time-Based RSU Award vesting quarterly thereafter.

Dr. Brainard is eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans. Dr. Brainard is also eligible for reimbursement of certain relocation and housing expenses. Pursuant to the terms of her employment agreement, if Dr. Brainard’s employment is terminated by the Company without cause (as defined in her employment agreement) or by Dr. Brainard for good reason (as defined in her employment agreement), Dr. Brainard will receive any earned but unpaid base salary through the date of termination, any unpaid vested amounts or benefits under any compensation, incentive or benefit plan through the date of termination, and reimbursement of unpaid reasonable and necessary expenses through the date of termination. Additionally, subject to Dr. Brainard’s execution of a release of potential claims against the Company, Dr. Brainard will be entitled to receive: (i) a lump sum in cash in an amount equal to 36 months of her then-current base salary, (ii) a lump sum in cash in an amount equal to 100% of Dr. Brainard’s target bonus for the then current year, less, in the case of (i) and (ii) any amounts payable under her Restrictive Covenants Agreement, (iii) a lump sum in cash in an amount equal to the sum of any then unpaid annual bonus for the prior year and the pro rata bonus for the then current year, (iv) reimbursement for any monthly COBRA premium payments until the earlier of the expiration of the severance period, her eligibility for group medical plan benefits under any other employer’s group medical plan, and (v) acceleration of vesting of any unvested equity awards.

In connection with Dr. Brainard’s appointment as Chief Executive Officer, Dr. Brainard will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (File No. 333-239698) filed with the Securities and Exchange Commission on July 23, 2020. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Dr. Brainard for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by her in any action or proceeding arising out of her service as one of our officers. In addition, Dr. Brainard entered into a Restrictive Covenants Agreement which includes non-competition and non-solicitation provisions that apply during the term of Dr. Brainard’s employment and for one year thereafter.

Dr. Brainard has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Dr. Brainard and any other person pursuant to which she was appointed as an officer of the Company.

The foregoing description of the employment agreement with Dr. Brainard is qualified in its entirety by reference to the complete text of such agreement, which is filed as Exhibit 10.1 and is incorporated by reference herein.

In connection with Dr. Brainard’s appointment as CEO, effective as of the Commencement Date, David Hallal will step down as CEO and continue to serve as Executive Chairman of the Board.

Item 7.01	Regulation FD Disclosure.

On March 22, 2021, the Company issued a press release announcing the appointment of Dr. Brainard as CEO and Mr. Hallal’s continued role as Executive Chairman of the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Executive Employment Agreement by and between AlloVir, Inc. and Diana Brainard, effective as of March 17, 2021

99.1	Press release issued by Allovir, Inc on March 22, 2021, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2021	AlloVir, Inc.

	By:	/s/ David Hallal
David Hallal
Chief Executive Officer